Exhibit 99.1

Evolution Metals & Technologies Corp. Raises Fiscal 2026 Revenue Guidance 62% at Midpoint to $10–$11 Million and Reaffirms $400–$460 Million Fiscal 2027 Outlook

Delivery of thirteen additional ULVAC sintered magnet production machines scheduled for delivery in October are expected to expand annual capacity to more than 10,000 metric tons of magnets as EM&T scales its non-China feedstock position to meet strong customer demand

MIAMI, FL, Oct. 09, 2026 (GLOBE NEWSWIRE) -- Evolution Metals & Technologies Corp. (“EM&T” or the “Company”) (Nasdaq: EMAT), a U.S.-based critical materials and advanced manufacturing company, today raised its fiscal 2026 revenue guidance to $10 million to $11 million, up from the previous range of $5 million to $8 million announced on September 10, 2026. The increase represents a 62% raise at the midpoint, delivered less than one month after the Company issued its initial outlook. EM&T also reaffirmed its fiscal 2027 revenue guidance of $400 million to $460 million.

Guidance Highlights

●	Fiscal 2026 revenue guidance raised to $10 million–$11 million (up from $5 million–$8 million); representing a 62% increase at the midpoint ($10.5 million vs. prior $6.5 million)

●	Low end of the fiscal 2026 range doubled, from $5 million to $10 million

●	Fiscal 2027 revenue guidance of $400 million–$460 million reaffirmed; the $430 million midpoint represents approximately 41 times the raised fiscal 2026 midpoint

●	Thirteen additional ULVAC sintered magnet production machines scheduled for delivery in October 2026, with installation to commence immediately following delivery in Pohang, Republic of Korea

●	Annual magnet production capacity expected to exceed 10,000 metric tons, including approximately 6,000 metric tons of high-performance sintered magnets

●	December 17, 2026 showcase of what EM&T believes is the largest commercial magnet facility in the world, ex-China

The raised guidance is driven by EM&T’s expanded ex-China rare earth feedstock position and the production capacity it unlocks, as well as improved rare earth pricing and continued strong commercial demand. The Company is actively scaling operations to meet this demand. In Pohang, thirteen additional ULVAC sintered magnet production machines are scheduled for delivery in October 2026, with installation to commence immediately following delivery. Once operational, these machines are expected to expand annual rare earth magnet production capacity to more than 10,000 metric tons, including approximately 6,000 metric tons of high-performance sintered magnets.

“The raised guidance reflects strong customer demand, improved rare earth pricing, and our ability to source rare earth materials that bring our additional production capacity online this year,” said Frank Moon, Chief Executive Officer of EM&T. “Our fiscal 2027 outlook is unchanged, and the operational priorities behind it remain clear: commission additional equipment, bring expanded power and facility capacity online, secure rare earth materials for higher production volumes, complete additional customer qualifications and convert demand into expanded magnet shipments. We will keep the market updated as we continue to execute at warp speed. We look forward to showcasing what we believe is the largest commercial magnet facility in the world, ex-China, on December 17, 2026. We have already received attendance confirmations from industry leaders and executives, government officials, trade partners, investors, banking research teams and, of course, our entire board, which includes veterans of senior U.S. government leadership.”

“Non-China rare earth magnet supply remains a strategic priority of U.S. national security and industrial policy decisions,” said Andrew Knaggs, President of EM&T. “DFARS 252.225-7052 is expected to extend the mine-to-magnet restriction across the entire supply chain for neodymium-iron-boron magnets beginning January 1, 2027, and the July 2026 Executive Order substantially tightened the conditions for waivers and directed faster qualification of compliant sources. EM&T’s manufacturing platform, non-China sourced rare earth materials and production expansion are built to meet those needs at commercial scale, while continuing to serve our established, revenue-generating global customer base.”

About Evolution Metals & Technologies Corp.

Evolution Metals & Technologies Corp. (Nasdaq: EMAT) is a U.S.-based critical materials and advanced manufacturing company for rare earth permanent magnets, battery materials, and related critical minerals and technologies. By leveraging proven commercial-scale operations, advanced processing technologies, and strategic partnerships, EM&T operates what it believes is the only vertically integrated critical materials supply chain spanning end-of-life electronics and batteries, high-grade concentrates, and the manufacture of finished rare earth magnets (including high-performance rare earth magnets) and battery materials. For additional information, please visit investors.evolution-metals.com and follow the Company on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s fiscal 2026 revenue guidance of $10 million to $11 million and its fiscal 2027 revenue guidance of $400 million to $460 million and the assumptions underlying them; anticipated revenue growth and the expected contribution of the Pohang expansion to revenue; expected magnet shipments, production capacity and utilization; the timing of delivery, installation and commissioning of ULVAC equipment; the timing and availability of expanded power capacity, land and governmental grants supporting EM&T’s Pohang operations; anticipated demand from existing and prospective customers, including customers seeking DFARS-compliant supply; the conversion of demand and commercial opportunities into orders, shipments and revenue; the availability of feedstock and working capital or other financing required to purchase feedstock and support higher production volumes; improved rare earth pricing, product mix and shipment timing; changes in the DFARS 252.225-7052 effective date, scope, waiver practices, tariffs or other government policies; the development of the Company’s planned U.S. industrial campus; and EM&T’s plans to expand its critical materials processing and permanent magnet manufacturing operations. These forward-looking statements, together with terms such as anticipate, expect, intend, may, will, should, believe, guidance, outlook, positioned and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The Company’s guidance is based on management’s current expectations and assumptions, including anticipated customer demand, and is not based on contracted volumes. Actual revenue will depend, among other factors, on the Company’s ability to convert demand into firm orders and shipments. Such risks include, among others, delays in equipment delivery, installation and commissioning; the Company’s ability to complete its land-use arrangements, execute power supply documentation and satisfy conditions applicable to governmental grants; the ability of counterparties to perform their obligations; the Company’s ability to obtain working capital and other financing on acceptable terms, or at all, and to continue as a going concern; the availability and cost of non-China rare earth feedstock; the Company’s ability to secure purchase orders from existing and prospective customers at anticipated volumes and prices; customer qualification requirements; changes in the DFARS 252.225-7052 effective date, waiver practices, tariffs or other government policies; competition; rare earth pricing and currency fluctuations; the Company’s ability to achieve contemplated production capacity, utilization levels, yields and operating efficiencies; financing, supply-chain and market risks; and the other risks described in EM&T’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, performance or achievements may differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date made. EM&T undertakes no obligation to update any forward-looking statement except as required by law. Additional information concerning factors that may affect EM&T’s expectations and projections is contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 17, 2026, including the disclosures under “Risk Factors” therein, and other documents filed or to be filed with the SEC by EM&T. SEC filings are available at www.sec.gov.

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